As filed with the Securities and Exchange Commission on October 12, 2000
                                                     Registration No. _________
_______________________________________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                           PINNACLE DATA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Ohio                                     31-1263732
   (State or other jurisdiction of            (IRS Employer Identifica-
   incorporation or organization)                    tion Number)

                                 6600 Port Road
                              Groveport, Ohio 43125
               (Address of principal executive offices) (Zip code)

                           Pinnacle Data Systems, Inc.
                        2000 Directors Stock Option Plan
                            (Full title of the plan)

                      John D. Bair, Chairman, President and
                             Chief Executive Officer
                           Pinnacle Data Systems, Inc.
                                 6600 Port Road
                              Groveport, Ohio 43125
                                 (614) 748-1150
                 (Name, address and telephone number, including
                        area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed     Proposed
                                         maximum      maximum
                          Amount         offering     aggregate     Amount of
Title of securities       to be          price per    offering      registration
  to be registered        registered(1)  share(2)     price(2)      fee
--------------------------------------------------------------------------------
Common Shares, without    250,000        $10.81      $2,702,500     $713.63
par value
================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional Common Shares that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Shares on the American Stock Exchange on October 11, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2000, File No. 000-28483 (the "Form 10-KSB") under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 12, 2000, File No. 000-28483, under the Exchange Act;

     (c) The Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2000, File No. 000-28483, under the Exchange Act; and

     (d) The description of the Registrant's Common Shares which is contained in the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on December 13, 1999, File No. 000-28483 (the "Form 10-SB") under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Common Shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

     Article 8 of the Amended and Restated Code of Regulations of the Company (see Exhibit 4(a)) contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.

     The Company maintains directors and officers liability insurance.

     At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.
Exhibit                                           If Incorporated by Reference,
No.                                               Document with which Exhibit
         Description of Exhibit                   was Previously Filed with SEC
         ----------------------                   ----------------------------

4(a)     Amended and Restated Articles            Registration Statement on
         of Incorporation of                      Form 10-SB, File No.000-28483
         Pinnacle Data Systems, Inc.              (see Exhibit 3(a) therein).

4(b)     Amendments to Amended and                Registration Statement on
         Restated Articles of                     Form 8-A, File No.001-16103
         Incorporation                            (see Exhibit 3(b) therein).

4(c)     Amended and Restated Code                Registration Statement on
         of Regulations of                        Form 10-SB, File No. 000-28483
         Pennacle Data Systems, Inc.              (see Exhibit 3(b) therein).

4(d)     Amendment to Amended and                 Annual Report on Form 10-KSB
         Restated Code of                         for fiscal year ended
         Regulations                              December 31, 1999, File No.
                                                  000-28483 (see Exhibit 3(c)
                                                  therein).

4(e)     Amendments to Amended and                Registration Statement on Form
         Restated Code of                         8-A, File No. 001-16103 (see
         Regulations                              Exhibit 3(e) therein).

4(f)     Instruments defining the                 Registration Statement on Form
         rights of security                       10-SB, File No. 000-28483 (see
         holders, including indentures.           Exhibit 4 therein).

4(g)     Pinnacle Data Systems, Inc.              Annual Report on Form 10-KSB
         2000 Directors Stock                     for fiscal year ended December
         Option Plan.                             31, 1999, File No. 000-28483
                                                  (see Exhibit 10(l) therein).

5         Opinion of Baker & Hostetler LLP.       Contained herein.

23(a)    Consent of Baker & Hostetler LLP.        Contained in Exhibit 5.

23(b)    Consent of Hausser + Taylor LLP.         Contained herein.

24       Powers of Attorney.                      Contained herein.

ITEM 9.  UNDERTAKINGS.

     The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 12, 2000.

                                         PINNACLE DATA SYSTEMS, INC.


Date:   October 12, 2000                 By  /s/John D. Bair
                                             John D. Bair, Chairman, President,
                                             and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                Title                              Date
    ---------                -----                              ----

/s/John D. Bair          Chairman, President, Chief          October 12, 2000
John D. Bair             Executive Officer and
                         Director (principal
                         executive officer)

/s/Thomas J. Carr        Chief Financial Officer,            October 12, 2000
Thomas J. Carr           Treasurer, and Director
                         (principal financial and
                         principal accounting officer)

C. Robert Hahn*          Chief Operating Officer,            October 12, 2000
C. Robert Hahn           Vice President, and
                         Director

Paul H. Lambert*         Director                            October 12, 2000
Paul H. Lambert

Thomas M. O'Leary*       Director                            October 12, 2000
Thomas M. O'Leary

Robert V.R. Ostrander*   Director                            October 12, 2000
Robert V.R. Ostrander


     *The undersigned, John D. Bair, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.


By /s/John D. Bair                                           October 12, 2000
     John D. Bair, Attorney in Fact

                                  EXHIBIT INDEX

                                                   If Incorporated by Reference,
Exhibit                                            Document with which Exhibit
No.            Description of Exhibit              was Previously Filed with SEC
-----          ----------------------              -----------------------------
4(a)      Amended and Restated Articles           Registration Statement on
          of Incorporation of                     Form 10-SB, File No. 000-28483
          Pinnacle Data Systems, Inc.             (see Exhibit 3(a) therein).

4(b)      Amendments to Amended and               Registration Statement on
          Restated Articles of                    Form 8-A, File No. 001-16103
          Incorporation.                          (see Exhibit 3(b) therein).

4(c)      Amended and Restated Code               Registration Statement on Form
          of Regulations of                       10-SB, File No. 000-28483 (see
          Pinnacle Data Systems, Inc.             Exhibit 3(b) therein).

4(d)      Amendment to Amended and                Annual Report on Form 10-KSB
          Restated Code of                        for fiscal year ended December
          Regulations                             31, 1999, File No. 000-28483
                                                  (see Exhibit 3(c) therein).

4(e)      Amendments to Amended and               Registration Statement on Form
          Restated Code of                        8-A, File No.001-16103 (see
          Regulations                             Exhibit 3(e) therein).

4(f)      Instruments defining the                Registration Statement on Form
          rights of security                      10-SB, File No 000-28483 (see
          holders, including indentures           Exhibit 4 therein).

4(g)      Pinnacle Data Systems, Inc.             Annual Report on Form 10-KSB
          2000 Directors Stock                    for fiscal year ended
          Option Plan.                            December 31, 1999, File No.
                                                  000-28483 (see Exhibit 10(l)
                                                  therein).

5         Opinion of Baker & Hostetler LLP.       Contained herein.

23(a)     Consent of Baker & Hostetler LLP.       Contained in Exhibit 5.

23(b)     Consent of Hausser + Taylor LLP.        Contained herein

24        Powers of Attorney.                     Contained herein.

                                                                      EXHIBIT 5

                        OPINION OF BAKER & HOSTETLER LLP

                              BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215

                               October 12, 2000

Pinnacle Data Systems, Inc.
6600 Port Road
Groveport, Ohio  43125

Ladies and Gentlemen:

     We are acting as counsel to Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 250,000 common shares, without par value, of the Company (the
"Shares") for offer and sale under, and pursuant to, the Company's 2000 Directors Stock Option Plan (the "Plan").

     In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation (as amended), the Company's Amended and Restated Code of Regulations (as amended), and the records, as exhibited to us, of the corporate proceedings of the Company, a copy of the Plan and such other documents and records, including a certificate from the secretary of the Company and a certificate from the treasurer of the Company, as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

     Based upon the foregoing, we are of the opinion that the Shares, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Baker & Hostetler LLP
                                             BAKER & HOSTETLER LLP

                                                                   EXHIBIT 23(a)


                        CONSENT OF BAKER & HOSTETLER LLP


                             Contained in Exhibit 5.

                                                                   EXHIBIT 23(b)



                         CONSENT OF HAUSSER + TAYLOR LLP



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. _________) of Pinnacle Data Systems, Inc. of our report dated March 10, 2000 relating to the balance sheets of Pinnacle Data Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the report on Form 10-KSB of Pinnacle Data Systems, Inc.


                                             /s/ Hausser + Taylor LLP
                                             HAUSSER + TAYLOR LLP



Columbus, Ohio
October 12, 2000

                                                                      EXHIBIT 24

                               POWERS OF ATTORNEY

                     For Registration Statement on Form S-8
                      for 2000 Directors Stock Option Plan

     The undersigned, each of whom is a director of Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints John D. Bair and Thomas J. Carr, and each of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in his capacity as director of the Company, to execute the Company's Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the "Securities Act"), any common shares, without par value, of the Company for sale under, and pursuant to, the Company's 2000 Directors Stock Option Plan, as such plan is currently amended or shall hereafter be amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ C. Robert Hahn                           September 22, 2000
------------------                           ------------------
C. Robert Hahn                               Date


/s/ Paul H. Lambert                          September 22, 2000
-------------------                          ------------------
Paul H. Lambert                              Date


/s/ Thomas M. O'Leary                        September 22, 2000
---------------------                        ------------------
Thomas M. O'Leary                            Date


/s/Robert V.R. Ostrander                     September 22, 2000
------------------------                     ------------------
Robert V.R. Ostrander                        Date